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                   ADMINISTRATION AND ACCOUNTING'SERVICES AGREEMENT

                                AMENDMENT NUMBER FOUR

     THIS AGREEMENT is made as of the 6th, day of March, 1992 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund")., and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                                W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end Investment diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund has retained Provident to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated as of June 19, 1989 and amended on February 26, 1990, September 24, 1990, and April 2, 1991 (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC presently provides such services to six of the seven Portfolios of the Fund that were in existence on June 19, 1989, the Portfolio which was added on February 26, 1990, two
Portfolios which were added on September 24, 1990 and two Portfolios which were added on April 2, 1991; and

     WHEREAS, the Fund has since organized a new Portfolio, designated "The U.S. 6-10 Small Company Portfolio" (the "New Portfolio"), and the parties hereto desire that PFPC shall provide such Portfolio with the same services that PFPC provides to the other eleven Portfolios of the Fund pursuant to the Agreement; and

     WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree to follows:


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     1.   The Fund has delivered to PFPC copies of:

          (a) post-effective amendment number 20 of the registration statement of the Fund, as effective with the U.S. securities and Exchange Commission on March 6, 1992 wherein the New Portfolio is described;

          (b) The exhibits to such post-effective amendments consisting of Articles Supplementary to the Articles of Incorporation, amendments to the bylaws, the form of investment advisory agreement, specimen stock certificate, all of which pertain to the New Portfolio; and

          (c) Amendment Number Four dated March 6, 1992 of the Transfer Agency Agreement between the parties dated as of June 19, 1989.

          (d) Amendment Number Three dated March 6, 1992 of the Custody Agreement between the Parties dated as of June 19, 1989.

     2.   The Agreement hereby is amended effective March 6, 1992 by:

          (a) adding the following sentence immediately after the third sentence of Section 1 therein, "As of March 6, 1992, the Fund delivered to PFPC a Prospectus dated March 6, 1992 wherein a new class of series of shares designated "The U.S. 6-10 Small Company Portfolio", is described and the parties agree that the terms of this Agreement shall apply to the twelve Portfolios described in such Prospectus.";

          (b) adding the following words, "and as amended March 6, 1992" after the words, "as amended April 2, 1991" in Section 2(j) therein;

          (c) deleting the following words, "April 2, 1991" and inserting the lieu thereof, "March 6, 1992" in Section 5(a)(15); and

          (d)  adding a new sentence immediately following the third sentence of
Section 15 as follows: "The foregoing provisions of this Section 15 notwithstanding, this Agreement with respect to The U.S. 6-10 Small Company Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

     3 . The Fee Schedules of PFPC applicable to the New Portfolio shall be as agreed in writing from time to time.

     4 . In all other respects the Agreement shall remain unchanged and in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number
Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                         DFA INVESTMENT DIMENSIONS GROUP INC.

                         By:  Michael T. Scardina
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                         PROVIDENT FINANCIAL PROCESSING CORPORATION

                         By:  Joseph Gramlich
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